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Exhibit 99.1

Contacts:	Phillip D. Kramer Executive VP and CFO 713/646-4560 - 800/564-3036	A. Patrick Diamond Manager, Special Projects 713/646-4487 - 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports
Strong Financial Results for Second Quarter 2004—
Net Income Up 52%; Net Income Per Unit Up 29%;
EBITDA Up 43%

        (Houston—August 4, 2004) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income of $35.7 million, or $0.54 per basic and diluted limited partner unit, for the second quarter of 2004, an increase of 52% and 29%, respectively, over net income of $23.4 million, or $0.42 per basic and diluted limited partner unit, for the second quarter of 2003. For the first six months of 2004, the Partnership reported net income of $63.6 million, or $0.98 per basic and diluted limited partner unit, an increase of 33% and 13%, respectively, over net income of $47.7 million, or $0.87 per basic and diluted limited partner unit, for the first six months of 2003.

        Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter of 2004 were $61.6 million, an increase of 43% as compared with EBITDA of $43.2 million for the second quarter of 2003. Excluding selected items impacting comparability between the two reporting periods, the Partnership's second quarter 2004 adjusted net income, net income per basic and diluted limited partner unit and EBITDA would have been $42.6 million, $0.65, and $68.6 million, respectively.

        The following table summarizes selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
	(Dollars in millions, except per unit data)
Long-Term Incentive Plan ("LTIP") charge	$—	$—	$(4.2)	$—
SFAS 133 noncash mark-to-market adjustment	(6.9)	0.2	0.5	1.1
Cumulative effect of change in accounting principle	—	—	(3.1)	—

Total	$(6.9)	$0.2	$(6.8)	$1.1
Per Basic and Diluted Limited Partner Unit	$(0.11)	$0.00	$(0.11)	$0.02

        Excluding these selected items impacting comparability, the Partnership's adjusted net income, net income per basic and diluted limited partner unit and EBITDA for the first six months of 2004 would have been $70.4 million, $1.09, and $119.0 million, respectively. See the section of this release entitled "Non-GAAP Financial Measures" and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.

–MORE–

        "The Partnership delivered record financial and operating performance in the second quarter," said Greg L. Armstrong, Chairman and CEO of Plains All American. "Our fundamental performance exceeded the upper end of the increased guidance range for the quarter that we provided in mid-June. Second quarter results were underpinned by strong performance from our core business and solid contributions from acquisitions made in 2003 and 2004. The most notable contributions were made by our recently acquired interest in the Capline system and the accelerated realization of synergies from the Link acquisition."

        Armstrong noted that after the end of the quarter the Partnership completed a common unit offering that raised approximately $159 million in net proceeds, which were used to pay down debt incurred in the Link acquisition. "As a result of this financing, we have more than delivered on our commitment to finance the Link transaction with 60% equity and, in fact, have enhanced the Partnership's positioning for future growth," said Armstrong. "Today, we believe Plains All American has one of the strongest balance sheets in the MLP sector with solid investment-grade credit statistics, and we are well positioned to continue our multi-year track record of growth."

        The following table presents certain selected financial information by segment for the second quarter reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations
	(Dollars in millions)
Three Months Ended June 30, 2004
Revenues(1)	$222.8	$4,941.3
Purchases(1)	(132.9)	(4,891.3)
Field operating costs	(31.9)	(27.2)
Segment general and administrative expenses(2)	(10.3)	(9.3)

Segment profit	$47.7	$13.5

Noncash SFAS 133 impact(3)	$—	$(6.9)

Maintenance capital	$0.6	$0.7

Three Months Ended June 30, 2003
Revenues(1)	$155.8	$2,566.2
Purchases(1)	(112.9)	(2,521.2)
Field operating costs	(14.2)	(18.4)
Segment general and administrative expenses(2)	(4.5)	(7.7)

Segment profit	$24.2	$18.9

Noncash SFAS 133 impact(3)	$—	$0.2

Maintenance capital	$2.4	$0.2

(1)
Include intersegment amounts.
(2)
Segment general and administrative (G&A) expenses reflect direct and allocated costs to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.
(3)
Amounts related to SFAS 133 are included in revenues and impact segment profit.

        Segment profit from pipeline operations was up 97% in the second quarter of 2004 when compared to the second quarter of 2003, mainly due to the impact of acquisitions completed since June 30, 2003. Segment profit from gathering, marketing, terminalling and storage operations, excluding the impact of SFAS 133 in both periods, was up approximately 9%.

        The following table presents certain selected financial information by segment for the six-month reporting periods:

	Pipeline Operations	Gathering, Marketing, Terminalling & Storage Operations
	(Dollars in millions)
Six Months Ended June 30, 2004
Revenues(1)	$412.1	$8,572.6
Purchases(1)	(269.6)	(8,464.2)
Field operating costs (excluding LTIP charge)	(51.2)	(45.7)
LTIP charge operations	(0.1)	(0.4)
Segment general and administrative expenses (excluding LTIP charge)(2)	(16.3)	(18.7)
LTIP charge general and administrative	(1.7)	(2.0)

Segment profit	$73.2	$41.6

Noncash SFAS 133 impact(3)	$—	$0.5

Maintenance capital	$2.1	$1.0

Six Months Ended June 30, 2003
Revenues(1)	$324.8	$5,689.3
Purchases(1)	(243.6)	(5,591.9)
Field operating costs	(27.7)	(38.0)
Segment general and administrative expenses(2)	(9.1)	(16.1)

Segment profit	$44.4	$43.3

Noncash SFAS 133 impact(3)	$—	$1.1

Maintenance capital	$3.8	$0.4

(1)
Include intersegment amounts.
(2)
Segment general and administrative (G&A) expenses reflect direct and allocated costs to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.
(3)
Amounts related to SFAS 133 are included in revenues and impact segment profit.

        The Partnership's weighted average units outstanding for the second quarter of 2004 totaled 61.6 million as compared to 52.2 million in last year's second quarter. At June 30, 2004, the Partnership had approximately 62.3 million units outstanding, long-term debt of $934.8 million and a long-term debt-to-total capitalization ratio of approximately 52%. Pro forma for the recent equity offering and the application of the net proceeds to reduce debt, long-term debt at June 30, 2004 was $775.8 million and the Partnership's long-term debt-to-total capitalization ratio was approximately 43%. At August 3, 2004, including the Partnership's recent common units offering, the Partnership had approximately 67.2 million units outstanding.

        On July 21, 2004, the Partnership declared a cash distribution of $0.5775 per unit ($2.31 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be paid on August 13, 2004, to holders of record of such units at the close of business on August 3, 2004. The distribution represents an increase of 5% over the August 2003 distribution.

        The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the remainder of 2004 and very preliminary guidance for 2005. A copy of the Form 8-K is available on the Partnership's website at www.paalp.com.

Non-GAAP Financial Measures

        In this release, the Partnership's EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because PAA management believes it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. Management also believes that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. Management considers an understanding of these selected items impacting comparability to be material to its evaluation of our operating results and prospects. Although we present selected items that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management's discussion and analysis of operating results in our Quarterly Report on Form 10-Q for the period.

        A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the "Investor Relations" link on the Partnership's home page and then the "Non-GAAP Reconciliations" link on the Investor Relations page.

Conference Call:

        The Partnership will host a conference call to discuss the results and other forward-looking items on Wednesday, August 4, 2004. Specific items to be addressed in this call include:

  1.
  A brief review of the Partnership's second quarter results;

  2.
  A status report on expansion and organic growth projects and recent acquisition activity;

  3.
  A discussion of financial position and recent and anticipated financing activities;

  4.
  A review of financial and operating guidance for the remainder of 2004 as well as very preliminary guidance for 2005; and

  5.
  Comments regarding the Partnership's outlook for the future.

        The call will begin at 10:00 AM (Central). To participate in the call, please call 800-473-6123, or, for international callers, 973-582-2706 at approximately 9:55 AM (Central). No password or reservation number is required.

Webcast Instructions:

        To access the Internet webcast, please go to the Partnership's website at www.paalp.com, choose "Investor Relations", and then choose "Conference Calls". Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership's website.

Telephonic Replay Instructions:

Call 877-519-4471 or international call 973-341-3080 and enter PIN # 4978241

The replay will be available beginning Wednesday, August 4, 2004, at approximately 1:00 PM (Central) and continue until 11:59pm (Central) Monday, August 9, 2004.

        Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, successful integration and future performance of assets acquired, abrupt or severe production declines or production interruptions in outer continental shelf production located offshore California and transported on our pipeline systems, declines in volumes shipped on the Basin Pipeline and our other pipelines by third party shippers, the availability of adequate third party production volumes in the areas in which we operate, demand for various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements, fluctuations in refinery capacity in areas supplied by our transmission lines, the effects of competition, the success of our risk management activities, the impact of crude oil price fluctuations, the availability of, and ability to consummate, acquisition or combination opportunities on terms favorable to the Partnership, continued credit worthiness of, and performance by, our counterparties, maintenance of our credit rating and ability to receive open credit from our suppliers, levels of indebtedness and ability to receive credit on satisfactory terms, successful third party drilling efforts in areas in which we operate pipelines or gather crude oil, shortages or cost increases in power supplies, materials and skilled labor, weather interference with business operations or project construction, the impact of current and future laws and government regulation, the currency exchange rate of the Canadian dollar, environmental liabilities that are not covered by an indemnity, insurance or reserves, fluctuation in the debt and equity capital markets (including the price of our units at the time of vesting under our LTIP), and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas ("LPG") discussed in the Partnership's filings with the Securities and Exchange Commission.

        Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation, terminalling and storage, as well as crude oil and LPG gathering and marketing activities, primarily in Texas, California, Oklahoma, Kansas and Louisiana and the Canadian Provinces of Alberta and Saskatchewan. The Partnership's common units are traded on the New York Stock Exchange under the symbol "PAA." The Partnership is headquartered in Houston, Texas.

# # #

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
REVENUES	$5,131,735	$2,709,189	$8,936,379	$5,991,097
COSTS AND EXPENSES
Purchases and related costs	4,991,867	2,621,310	8,685,372	5,812,551
Field operating costs (excluding LTIP charge)	59,035	32,574	96,851	65,689
LTIP charge — operations	—	—	567	—
General and administrative (excluding LTIP charge)	19,603	12,161	35,081	25,233
LTIP charge — general & administrative	—	—	3,661	—
Depreciation and amortization	15,998	11,305	29,118	22,176

Total costs and expenses	5,086,503	2,677,350	8,850,650	5,925,649

OPERATING INCOME	45,232	31,839	85,729	65,448
OTHER INCOME/(EXPENSE)
Interest expense	(9,967)	(8,532)	(19,499)	(17,686)
Interest income and other, net	412	91	453	(13)

Income before cumulative effect of change in accounting principle	35,677	23,398	66,683	47,749

Cumulative effect of change in accounting principle	—	—	(3,130)	—

NET INCOME	$35,677	$23,398	$63,553	$47,749

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNITS
Income before cumulative effect of change in accounting principle	$0.54	$0.42	$1.03	$0.87
Cumulative effect of change in accounting principle	—	—	(0.05)	—

Net Income	$0.54	$0.42	$0.98	$0.87

BASIC AND DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	61,556	52,223	59,985	51,200

OPERATING DATA (in thousands)(1)
Average Daily Volumes (barrels)
Pipeline activities:
Tariff activities
All American	59	63	57	61
Basin	271	280	273	245
Link acquisition	369	—	185	—
Capline	169	—	112	—
Other domestic	468	253	408	261
Canada	259	169	250	181
Pipeline margin activities	74	75	73	81

Total	1,669	840	1,358	829

Crude oil lease gathering	641	425	550	430
Crude oil bulk purchases	149	88	135	78

Total crude oil	790	513	685	508

LPG sales (2)	21	16	40	35

(1)
Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)
Prior period volume amounts have been adjusted for consistency of comparison between years. LPG sales reflect only third party volumes.

FINANCIAL DATA RECONCILIATIONS
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Earnings before interest, taxes, depreciation and amortization ("EBITDA")
Net income reconciliation
Net Income	$35,677	$23,398	$63,553	$47,749
Interest expense	9,967	8,532	19,499	17,686

Earnings before interest and taxes ("EBIT")	45,644	31,930	83,052	65,435
Depreciation and amortization	15,998	11,305	29,118	22,176

EBITDA	$61,642	$43,235	$112,170	$87,611

Cash flow from operating activities reconciliation
Net cash provided by operating activities	$14,129	$84,695	$147,110	$176,088
Net change in assets and liabilities, net of acquisitions	44,846	(50,117)	(46,923)	(107,218)
Other items to reconcile from cash flows from operating activities:
Allowance for doubtful accounts	0	(100)	0	(100)
Cumulative effect of change in accounting principle	—	—	(3,130)	—
Change in derivative fair value	(6,943)	225	556	1,155
Non-cash portion of LTIP charge	0	0	(4,228)
Non-cash amortization of terminated interest rate swap	(357)	0	(714)
Interest expense	9,967	8,532	19,499	17,686

EBITDA	61,642	43,235	112,170	87,611
Depreciation and amortization	(15,998)	(11,305)	(29,118)	(22,176)

EBIT	$45,644	$31,930	$83,052	$65,435

Funds flow from operations (FFO)
Net Income	$35,677	$23,398	$63,553	$47,749
Depreciation and amortization	15,998	11,305	29,118	22,176
Non-cash amortization of terminated interest rate swap	357	0	714

FFO	52,032	34,703	93,385	69,925
Maintenance capital expenditures	(1,350)	(2,603)	(3,100)	(4,192)

FFO after maintenance capital expenditures	$50,682	$32,100	$90,285	$65,733

Selected items impacting comparability
LTIP charge	$0	$0	$(4,228)	$0
Cumulative effect of change in accounting princple	0	0	(3,130)	0
SFAS 133 noncash mark-to-market adjustment	(6,943)	225	556	1,155

Selected items impacting comparability	$(6,943)	$225	$(6,802)	$1,155

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in thousands) (unaudited)

	June 30, 2004
			December 31, 2003
	Historical	Pro Forma(1)
ASSETS
Current assets	$829,449	$829,449	$732,974
Property and equipment, net	1,582,547	1,582,547	1,151,039
Pipeline linefill	148,680	148,680	95,928
Inventory in third party assets	38,745	38,745	26,725
Other long-term assets, net	82,483	82,483	88,965

Total Assets	$2,681,904	$2,681,904	$2,095,631

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities	$855,646	$855,646	$801,919
Long-term debt under credit facilities	485,774	326,718	70,000
Senior notes, net of unamortized discount	449,043	449,043	448,991
Other long-term liabilities and deferred credits	25,922	25,922	27,994

Total Liabilities	1,816,385	1,657,329	1,348,904
Partners' capital	865,519	1,024,575	746,727

Total Liabilities and Partners' Capital	$2,681,904	$2,681,904	$2,095,631

(1)
Pro forma for the third quarter 2004 equity issuance and use of proceeds.

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Plains All American Pipeline, L.P. Reports Strong Financial Results for Second Quarter 2004— Net Income Up 52%; Net Income Per Unit Up 29%; EBITDA Up 43%